CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of SunAmerica Series Trust and Seasons Series Trust of our reports dated February 24, 2026 relating to the financial statements and financial highlights of Guardian Equity Income VIP Fund; Guardian Integrated Research VIP Fund; Guardian All Cap Core VIP Fund; Guardian Strategic Large Cap Core VIP Fund; Guardian Diversified Research VIP Fund; Guardian International Equity VIP Fund; Guardian Balanced Allocation VIP Fund; Guardian Total Return Bond VIP Fund; Guardian Core Plus Fixed Income VIP Fund; Guardian Large Cap Fundamental Growth VIP Fund; Guardian Small Cap Value Diversified VIP Fund; Guardian Multi-Sector Bond VIP Fund; Guardian Short Duration Bond VIP Fund; Guardian Growth & Income VIP Fund; Guardian Large Cap Disciplined Value VIP Fund; Guardian International Growth VIP Fund; Guardian Global Utilities VIP Fund; Guardian Large Cap Disciplined Growth VIP Fund; Guardian Core Fixed Income VIP Fund; Guardian U.S. Government/Credit VIP Fund; Guardian Small-Mid Cap Core VIP Fund; Guardian Select Mid Cap Core VIP Fund; Guardian Mid Cap Relative Value VIP Fund; and Guardian Mid Cap Traditional Growth VIP Fund, each a series of Guardian Variable Products Trust, which appear in the respective Annual Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Form of Agreement and Plan of Reorganization” in such Registration Statement, and to the references to us under the headings “Financial Statements,” “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Registration Statement dated May 1, 2026 for Guardian Variable Products Trust, which is also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 29, 2026